EXHIBIT 99.1

LETTER OF TRANSMITTAL

REYNOLDS AMERICAN INC.

OFFERS TO EXCHANGE

All Outstanding Notes of the Series Specified Below

THE EXCHANGE OFFERS WILL EXPIRE AT             P.M., NEW YORK CITY TIME,

ON                     , 2015, UNLESS EXTENDED (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO             P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Old Notes to be Exchanged	CUSIP Nos.		Outstanding Principal Amount
3.500% Senior Notes due 2016	761713 BH8	U8001F AL9	$414,793,000
2.300% Senior Notes due 2017	761713 BJ4	U8001F AM7	$447,092,000
8.125% Senior Notes due 2019	761713 BK1	U8001F AN5	$668,689,000
6.875% Senior Notes due 2020	761713 BL9	U8001F AP0	$641,462,000
3.750% Senior Notes due 2023	761713 BM7	U8001F AQ8	$473,689,000
8.125% Senior Notes due 2040	761713 BN5	U8001F AR6	$236,748,000
7.000% Senior Notes due 2041	761713 BP0	U8001F AS4	$240,197,000

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon

Trust Company, N.A.

By Mail, Hand or Overnight

Courier:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

Tel: 315-414-3317

By Facsimile (for Eligible Institutions only):

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

Attn: Pamela Adamo

Fax: 732-667-9408

Delivery of this Letter of Transmittal to an address, or transmission of this Letter of Transmittal via facsimile to a number, other than as listed above, will not constitute a valid delivery. The instructions contained herein should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal need not be completed by eligible noteholders tendering through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”).

The undersigned acknowledges that he, she or it has received and reviewed the Prospectus, dated                     , 2015 (the “Prospectus”), of Reynolds American Inc. (“RAI” or the “Company”), and this Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer Documents”), which together constitute the Company’s offers to exchange, upon the terms and conditions set forth in the Exchange Offer Documents, any and all of each series of RAI’s outstanding notes listed above (the “old notes”) for a series of RAI’s newly issued notes (the “new notes”) having the same interest payment and maturity dates and interest rate provisions (other than with respect to certain rights to additional interest, as described in the Prospectus) as in the corresponding series of old notes and the related guarantees of certain subsidiaries of RAI as described in the Prospectus (each, an “Exchange Offer” and collectively, the “Exchange Offers”). The form and terms of each series of new notes will be substantially the same as the form and terms of the corresponding series of old notes, except that the offer and sale of the new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not have transfer restrictions, registration rights or certain rights to additional interest that the old notes have. Each new note will be issued in the same principal amount as the old note for which it is exchanged. The new notes will be issued under the same indenture as the old notes. In general, defined terms used herein have the respective meanings assigned to them under the heading “Glossary” in the Prospectus.

A holder may not withdraw tendered old notes after the Expiration Date, unless the Expiration Date is extended or such withdrawal or revocation is required by law or applicable interpretation of the staff of the U.S. Securities & Exchange Commissions (the “SEC”).

Only a registered holder of the old notes may tender the old notes of any series in the applicable Exchange Offer. Eligible holders of old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wish to tender those old notes should contact the registered holder promptly and instruct the registered holder to tender their old notes by the Expiration Date.

This Letter of Transmittal is to be used if:

•	delivery of old notes is to be made by book-entry transfer to an account maintained by The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”) at DTC pursuant to procedures set forth in the Prospectus under the heading “The Exchange Offers—Procedures for Tendering Old Notes—Book-Entry Transfers; Tender of Old Notes Using DTC’s Automated Tender Offer Program”;

and

•	instructions are not being transmitted through ATOP.

If an eligible holder of old notes desires to tender old notes held in book-entry form with DTC, the Exchange Agent must receive by the Expiration Date if such holder wishes to be eligible to participate in the Exchange Offers:

•	a confirmation of book-entry transfer of such holder’s old notes into the Exchange Agent’s account at DTC, and either:

•	a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile hereof), together with any signature guarantees and other documents required by the instructions in this Letter of Transmittal; or

•	an agent’s message transmitted through ATOP; and

•	any other required documentation.

DTC participants may electronically transmit their acceptance of an Exchange Offer by complying with DTC’s ATOP procedures. If a DTC participant participates in an Exchange Offer via ATOP, and also causes the transfer of book-entry old notes to the Exchange Agent’s account as described above, DTC is expected to send a book-entry confirmation, including an agent’s message, to the Exchange Agent. If an eligible holder of old notes uses ATOP procedures to tender old notes, such holder will not be required to deliver this Letter of Transmittal to the Exchange Agent, but will be bound by its terms just as if the holder had signed it and be deemed to have made all the representations, warranties and agreements herein. See “The Exchange Offers—Procedures for Tendering Old Notes—Book-Entry Transfers; Tender of Old Notes Using DTC’s Automated Tender Offer Program” in the Prospectus.

The term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering old notes that such participant has received this Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal, and the Company and the guarantors may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in this Letter of Transmittal are true and correct.

In addition, although the Company understands that all old notes are held solely in book-entry form through DTC, if old notes are subsequently issued in certificated form registered in the name of an eligible holder of old notes, such holder wishing to participate in an Exchange Offer should send its certificated old notes with a properly completed and validly executed Letter of Transmittal, along with any other required documentation, by the Expiration Date to the Exchange Agent. In this event, such holder should contact the Exchange Agent for further information, including if the Letter of Transmittal with respect to such old notes is not signed by the registered holder or does not correspond to the name written on the face of the old notes, using the contact information appearing on the last page of this Letter of Transmittal.

Holders of old notes whose old notes are not immediately available, or who are unable to deliver their old notes and all other documents required by this Letter of Transmittal to the Exchange Agent on or prior to the Expiration Date, or who are unable to complete the procedure for book-entry transfer (including delivery of an agent’s message) on a timely basis, must tender their old notes according to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offers—Guaranteed Delivery Procedures.” Delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

The method of delivery of old notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the holder’s election and risk. Rather than mail these items, the Company recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the Exchange Agent by the Expiration Date. Holders should not send the Letter of Transmittal or old notes to RAI.

Holders who do not validly tender their old notes by the Expiration Date (or who properly withdraw previously tendered old notes prior to the Expiration Date and do not validly re-tender their old notes), or whose old notes are not accepted for exchange will continue to hold their old notes after the Exchange Offers. In this case, the old notes will continue to be subject to restrictions on transfer under the Securities Act.

To properly complete this Letter of Transmittal, holders who wish to tender their old notes using this Letter of Transmittal must:

•	complete all boxes below under “Description of Old Notes Tendered”; and

•	sign the Letter of Transmittal by completing the box entitled “Please Complete and Sign Below.”

Delivery of this Letter of Transmittal and any other required documents must be made to the Exchange Agent. Delivery of documents to DTC or to the Company does not constitute delivery to the Exchange Agent.

The undersigned has provided the information requested, checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offers. If the undersigned cannot make all of the representations, warranties and agreements set forth in this Letter of Transmittal, and the additional representations, warranties and agreements in the Prospectus, the undersigned may not participate in the Exchange Offers.

Please read the entire Letter of Transmittal and the Prospectus carefully before checking any box below. Your bank or broker may be able to assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the Exchange Agent, at the addresses and telephone numbers indicated on the last page of this Letter of Transmittal.

List below the old notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the information should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OLD NOTES TENDERED
Names(s) and Address(es) of Registered Holder(s)/Name of DTC Participant and Participant’s DTC Account Number in which Old Notes are Held (Please fill in if blank)	Series of Old Notes to be Tendered	Certificate Number(s)*	Aggregate Principal Amount Represented	Principal Amount Tendered**
3.500% Senior Notes due 2016 CUSIP Nos. 761713 BH8 and U8001F AL9
2.300% Senior Notes due 2017 CUSIP Nos. 761713 BJ4 and U8001F AM7
8.125% Senior Notes due 2019 CUSIP Nos. 761713 BK1 and U8001F AN5
6.875% Senior Notes due 2020 CUSIP Nos. 761713 BL9 and U8001F AP0
3.750% Senior Notes due 2023 CUSIP Nos. 761713 BM7 and U8001F AQ8
8.125% Senior Notes due 2040 CUSIP Nos. 761713 BN5 and U8001F AR6
7.000% Senior Notes due 2041 CUSIP Nos. 761713 BP0 and U8001F AS4
Total:

*      Need not be completed if old notes are being tendered by book-entry transfer.

**    Unless otherwise indicated, the undersigned will be deemed to have tendered the full aggregate principal amount represented by such old notes. Each series of old notes must be tendered in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. A tender of old notes will be accepted only if such tender would result in the issuance of at least $2,000 in principal amount of new notes or an integral multiple of $1,000 in excess thereof. See Instruction 4.

METHOD OF DELIVERY

☐	Check here if tendered old notes are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with DTC and complete the following (ONLY PARTICIPANTS IN DTC MAY DELIVER NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution(s):

DTC Participant Number:

Account Number:

Date Tendered:

Transaction Code Number:

☐	Check here if certificates representing tendered old notes are enclosed herewith.

☐	Check here if tendered old notes are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent and complete the following (for use by Eligible Institutions only):

Name(s) of registered holder(s) of old notes:

Date of Execution of Notice of Guaranteed Delivery:

Window ticket number (if available):

Name of Eligible Institution that Guaranteed Delivery:

If delivered by book-entry transfer:

Account number:

Transaction Code Number:

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. Subject to, and effective upon, the acceptance for exchange of the old notes tendered hereby and payment therefor and the other terms and conditions set forth in the Exchange Offer Documents, the undersigned hereby:

•	tenders to the Company the old notes indicated above in the box labeled “Description of Old Notes Tendered,” and in doing so irrevocably sells, assigns and transfers to or upon the Company’s order or the order of the Company’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, the old notes tendered hereby, such that hereafter the undersigned shall have no contractual or other rights or claims in law or equity against RAI, the guarantors and their affiliates or any fiduciary, trustee, fiscal agent or other person connected with the old notes or the RAI indenture arising under, from or in connection with those old notes;

•	waives any and all other rights with respect to such tendered old notes (including, without limitation, any existing or past defaults and their consequences with respect to such old notes under the RAI indenture and any rights under the registration rights agreement described in note 12); and

•	releases and discharges RAI, the guarantors and their affiliates and the trustee under the RAI indenture from any and all claims that the undersigned may have, now or in the future, arising out of or related to the old notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the old notes tendered hereby (other than as expressly provided in the Exchange Offer Documents), or to participate in any redemption or defeasance of the old notes tendered hereby;

provided, in the event that new notes are issued in exchange for old notes between a record date for the payment of interest on such series of old notes and the interest payment date for such series of old notes following such record date, the holders of record of such old notes on such record date will not be deemed to have waived, released or discharged their right to receive an interest payment on such old notes related to such record date.

In addition, the undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its true and lawful agent and attorney-in-fact with respect to the tendered old notes (with full knowledge that the Exchange Agent also acts as the agent of the Company with respect to such old notes), with full powers of substitution and resubstitution, subject only to the right of withdrawal described in the Prospectus, to cause the old notes tendered to be assigned, transferred and exchanged in the applicable Exchange Offer, including the power to, without limitation:

•	deliver certificates representing such old notes to, or to the order of, the Company, or transfer ownership of such old notes on the account books maintained by DTC, together, in any such case, with all accompanying evidence of transfer and authenticity to, or upon the order of, the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the new notes to be issued in exchange for such old notes;

•	present such old notes for transfer, and transfer such old notes, on the security register;

•	receive all benefits and otherwise exercise all rights of beneficial ownership of such old notes (except that the Exchange Agent will have no rights to, or control over, funds from the Company, except as agent of the Company, for consideration for any old notes accepted for exchange and paid for pursuant to the Exchange Offers); and

•	deliver to the Company and the RAI indenture trustee, The Bank of New York Mellon Trust Company, N.A., this Letter of Transmittal.

The power of attorney granted above shall be deemed irrevocable and coupled with an interest.

2. The undersigned acknowledges and agrees that the Exchange Offers are being made in reliance upon interpretations by the staff of the SEC issued to unrelated third parties that the new notes issued in exchange for the old notes pursuant to the Exchange Offers may be offered for sale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased such old notes directly from RAI for resale pursuant to any available exemption under the Securities Act or a holder that is an “affiliate” of RAI or the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders’ businesses and such holders are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity to participate in, the distribution of such new notes. However, the undersigned acknowledges and agrees that the SEC has not considered the Exchange Offers in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offers as in other circumstances.

The undersigned holder hereby represents, warrants and agrees that:

•	the new notes acquired pursuant to the Exchange Offers are being acquired in the ordinary course of business of the undersigned or any beneficial owner of the old notes tendered hereby;

•	neither the undersigned holder nor any beneficial owner of the old notes tendered hereby is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a “distribution” of the new notes within the meaning of the Securities Act;

•	neither the undersigned holder nor any beneficial owner of the old notes tendered hereby is an “affiliate” of any of RAI or the guarantors within the meaning of Rule 405 promulgated under the Securities Act;

•	if the undersigned or any beneficial owner of the old notes tendered hereby is a broker-dealer, neither the undersigned nor any such beneficial owner purchased the old notes directly from RAI for resale pursuant to an exemption from registration under the Securities Act;

•	if the undersigned or any beneficial owner of the old notes tendered hereby is a broker-dealer, the undersigned further represents, warrants and agrees that it or such other beneficial owner (a) acquired its old notes as a result of market-making or other trading activities (and not directly from RAI for resale), (b) may be considered a statutory “underwriter” under the Securities Act and (c) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes received in the Exchange Offers (which prospectus may be the Prospectus); provided, however, that, by acknowledging that you or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, you or such beneficial owner will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•	the undersigned holder is not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

If you cannot make all of the above representations, warranties and agreements, you cannot participate in the Exchange Offers. In such case, you cannot rely on the SEC staff position enunciated in the no-action letters issued to unrelated third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. You acknowledge that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of the SEC’s Regulation S-K.

3. The undersigned hereby further represents, warrants and agrees that:

•	it has received the Exchange Offer Documents;

•	it has full power and authority to execute or agree to be bound by this Letter of Transmittal and to tender, exchange, sell, assign and transfer the old notes tendered hereby and to acquire the new notes issuable upon the exchange of such tendered old notes;

•

as of the date of delivery of this Letter of Transmittal or an agent’s message through ATOP, the holders’ old notes were owned free and clear of all security interests, liens, restrictions, charges and encumbrances and were not subject to any adverse claim or right or proxy of any kind, and RAI will acquire good, indefeasible, marketable and unencumbered title to the tendered old notes, free and clear of all security interests, liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind, when the same are accepted for exchange by RAI;

•	it will not sell, pledge, hypothecate or otherwise encumber or transfer any old notes tendered from the date of the delivery of this Letter of Transmittal or an agent’s message through ATOP, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•	it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offers under applicable securities laws;

•	it has observed (and will observe) the laws and regulations of all relevant jurisdictions, obtained all requisite governmental, regulatory, exchange or other required consents, complied with all requisite formalities, including, without limitation, any verifications and registrations, and paid (or will pay) any issue, transfer or other taxes or requisite payments due from the undersigned in each respect in connection with any offer or acceptance, in any jurisdiction and that the undersigned has not taken or omitted to take any action in breach of the representations or which will or may result in the Company or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offers or tender of old notes in connection therewith; and

•	it undertakes to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Exchange Offer Documents.

4. The Exchange Offers are subject to the conditions set forth under the heading “The Exchange Offers—Conditions” in the Prospectus. The undersigned recognizes that, as a result of these conditions (which may be waived if permitted by law, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to accept for exchange any of the old notes tendered by this Letter of Transmittal. The undersigned acknowledges and agrees that the tender of old notes may not be withdrawn after the Expiration Date, except to the extent required by law or as set forth in the Prospectus.

5. The undersigned understands that delivery of old notes is not effective, and the risk of loss of old notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this properly completed and duly executed Letter of Transmittal (or a properly completed and duly executed facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company, or receipt of an agent’s message. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal or revocation of tendered old notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties.

6. For purposes of the Exchange Offers, the Company shall be deemed to have accepted validly tendered old notes when, as and if the Company has given written notice thereof to the Exchange Agent. If any tendered old notes are not accepted pursuant to the Exchange Offers for any reason, such unaccepted or unexchanged old notes will be returned to the address shown below the signature of the undersigned or at a different address as may be indicated in the box labeled “Special Delivery Instructions” below (or, in the case of tender by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described under the heading “The Exchange Offers—Procedures for Tendering Old Notes” in the Prospectus, such unaccepted or unexchanged old notes will be returned to the tendering holder by credit thereof to the account at DTC from which such old notes were tendered unless otherwise indicated under the heading “Special Issuance and Payment Instructions”) promptly after termination or withdrawal of the applicable Exchange Offer or the Expiration Date, as the case may be.

7. The undersigned acknowledges that, to the extent any old notes remain outstanding following the completion of the Exchange Offers, the Company may, from time to time in the future, seek to acquire outstanding old notes of any series through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and conditions and at such prices as the Company may determine, which may involve the payment of more or less consideration than is contemplated by the Exchange Offers and may involve cash or other consideration. Furthermore, as set forth under the heading “The Exchange Offers—Expiration Date; Extensions; Amendment; Termination” in the Prospectus, the Company may terminate the Exchange Offers and, to the extent permitted by applicable law, pursue any of the actions outlined in the preceding sentence.

8. The undersigned understands that tenders of old notes pursuant to any one of the procedures described under the heading “The Exchange Offers—Procedures for Tendering Old Notes” in the Prospectus and herein will, upon the Company’s acceptance of the validly tendered and not validly withdrawn old notes, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offers. The undersigned also agrees that the issuance of new notes by the Company in exchange for validly tendered and not validly withdrawn old notes shall constitute performance in full by the Company of its obligations under the Exchange Offers and that, upon the issuance of the new notes, the Company will have no further obligations or liabilities under the Exchange Offers.

9. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

10. The undersigned’s tender of old notes may be withdrawn only in accordance with the procedures set forth in the Prospectus and in this Letter of Transmittal. See the procedures described under the heading “The Exchange Offers—Withdrawal of Tenders” in the Prospectus.

11. Unless otherwise indicated in the box labeled “Special Issuance and Payment Instructions” below, the new notes issued in exchange for the old notes accepted for exchange and any old notes tendered via book-entry transfer not accepted for exchange will be credited to the DTC account indicated above under “Method of Delivery.”

12. The undersigned may, if and only if, it would not receive freely tradable new notes in the Exchange Offers or is not eligible to participate in the Exchange Offers, notify RAI that it is electing to have its old notes registered in the shelf registration described in the registration rights agreement, dated as of July 15, 2015, by and among RAI, certain of RAI’s subsidiaries that guarantee the old notes and the dealer managers who served as the dealer managers for the private exchange offers (the “registration rights agreement”) in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2015. Capitalized terms used in this paragraph 12 but not otherwise defined herein shall have the meanings given to them in the registration rights agreement. By notifying RAI and making such election, the undersigned agrees, as a holder of old notes participating in a shelf registration, to comply with the registration rights agreement (including, without limitation, by delivering a notice and questionnaire as described in the registration rights agreement) and to, severally and not jointly, indemnify and hold harmless the Company, the Guarantors, the dealer managers for the private exchange offers and the other selling holders, their respective affiliates, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each person, if any, who controls the Company, the Guarantors, any dealer managers for the private exchange offers, and any other selling holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such holder furnished to the Company in writing by such holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus. Any such indemnification shall be governed by the terms of and subject to the conditions set forth in the registration rights agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the registration rights agreement is not intended to be exhaustive and is qualified in its entirety by the registration rights agreement.

The undersigned acknowledges that the Exchange Offers are subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter of Transmittal, the terms of the Prospectus shall prevail.

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the old notes listed in the box above labeled “Description of Old Notes Tendered” under the column heading “Principal Amount Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount of old notes held by such holder).

The undersigned agrees that it will, upon request, execute and deliver any additional documents or give any further assurances deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of the old notes tendered hereby, or to transfer ownership of such old notes on the account books maintained by DTC.

TO BE COMPLETED BY ALL TENDERING HOLDERS OF OLD NOTES, UNLESS AN AGENT’S MESSAGE IS DELIVERED IN CONNECTION WITH A BOOK-ENTRY TRANSFER OF SUCH NOTES.

PLEASE COMPLETE AND SIGN BELOW

Signature(s):

(If a holder is tendering any old notes, this Letter of Transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) representing the old notes tendered or on a security position listing as the owner of the old notes tendered on the records of DTC or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s (or persons’) authority to act. See Instruction 5.)

Dated:

Name(s):

(Please Print)

Capacity:

Address:

Telephone Number with Area Code:

Tax Identification or Social Security Number:

(Remember to Complete Accompanying Substitute Form W-9 or other Appropriate IRS Form)

MEDALLION SIGNATURE GUARANTEE

(Only if Required—See Instruction 4)

Authorized Signature:

Name of Eligible Institution Guaranteeing Signature:
(Please Print)

Address:

Telephone Number with Area Code:

Date:

Place Medallion Guarantee Here:

A. SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS (See Instructions 5 and 6)

To be completed ONLY if old notes delivered by book-entry transfer which are not accepted for exchange are to be returned, and/or new notes are to be issued to an account maintained at DTC other than the account indicated under “Method of Delivery” above (or, in the case of certificated old notes, certificates representing old notes not accepted for exchange are to be issued in the name of someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal above).

Issue new notes and pay any cash amounts due and/or issue old notes to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number) (See substitute Form W-9 herein)

DTC Account No.:

Check box if new notes are to be issued and cash amounts paid to the person and/or DTC account indicated above: ☐

Check box if unexchanged old notes are to be issued to the person and/or DTC account indicated above: ☐

B. SPECIAL DELIVERY INSTRUCTIONS (See Instructions 5 and 6)

To be completed ONLY if certificates representing old notes not accepted for exchange are to be sent to someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal above or to such person or persons at an address other than shown in the box labeled “Description of Old Notes Tendered” in this Letter of Transmittal above.

Mail old notes to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number) (See substitute Form W-9 herein)

If different Special Issuance and Special Delivery instructions are desired for different series of old notes held by an eligible holder of old notes, such holder should submit a duplicate page(s) with the instructions for the other series thereon. In such case, holders should indicate on the submitted Issuance/Delivery instruction pages which series the instructions on such page(s) apply to.

INSTRUCTIONS

Forming part of the Terms and Conditions of the Exchange Offers

1.	Delivery of Letter of Transmittal and Old Notes.

This Letter of Transmittal is to be completed by holders of old notes either if:

•	tenders of old notes are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under the heading “The Exchange Offers—Book-Entry Transfers; Tender of Old Notes Using DTC’s Automated Tender Offer Program” and instructions are not being transmitted through ATOP; or

•	certificates representing tendered old notes are enclosed herewith.

Timely confirmation of a book-entry transfer, or certificates for all physically tendered old notes, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at the address, set forth on the first page of this Letter of Transmittal by the Expiration Date.

An agent’s message must be sent by DTC to the Exchange Agent by the Expiration Date for tenders of old notes through ATOP. Holders tendering through ATOP need not complete and deliver this Letter of Transmittal, but by tendering through ATOP, such holders will have agreed to be bound by all the terms and conditions of this Letter of Transmittal and will be deemed to have made the acknowledgments, agreements, representations and warranties contained in this Letter of Transmittal, as if such holders had completed and delivered it.

The method of delivery of this Letter of Transmittal, the old notes and all other required documents is at the election and sole risk of the tendering holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent by the Expiration Date. No Letter of Transmittal or old notes should be sent to the Company.

Each tendering holder, by execution of this Letter of Transmittal (or facsimile hereof) or by submitting an agent’s message through ATOP, waives any right to receive any notice of the acceptance of such tender and delivery.

2.	Guaranteed Delivery Procedures.

Holders who wish to tender their old notes and whose old notes are not immediately available or who cannot deliver their old notes, this Letter of Transmittal, or any other documents required hereby to the Exchange Agent prior to the Expiration date or who cannot complete the procedure for book-entry transfer (including delivery of an agent’s message) on a timely basis, must tender their old notes according to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedures:

•	such tender must be made by or through an Eligible Institution;

•	prior to the Expiration Date, the Exchange Agent must have received a properly completed and duly executed notice of guaranteed delivery, in the form provided by the Company, or an agent’s message with respect to guaranteed delivery that is accepted by the Company; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the Exchange Agent account at DTC as described above), together with a Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) properly completed and duly executed, with any signature guarantees and other documents required hereby or a properly transmitted agent’s message must be received by the Exchange Agent three New York Stock Exchange trading days after the Expiration Date.

Any holder of old notes who wishes to tender old notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date. Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above. See “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

3.	Delivery of New Notes.

New notes to be issued for old notes that are accepted for exchange will be delivered in book-entry form to DTC to the participant and account information provided in the box above labeled “Method of Delivery.” Holders that anticipate participating in the Exchange Offers other than through DTC are urged to contact promptly a bank, broker, dealer, trust company or other intermediary that has the capability to hold securities custodially through DTC to arrange for receipt of any new notes to be delivered pursuant to any of the Exchange Offers and to obtain the information necessary to complete the box labeled “Method of Delivery.”

4.	Minimum Tender Amounts; Minimum Denominations of New Notes; Partial Tenders.

Each series of old notes may be tendered only in minimum principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The new notes to be issued in the Exchange Offers will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of old notes will be accepted for exchange if such tender would result in the issuance of less than $2,000 principal amount of new notes. If the principal amount of new notes that would otherwise be required to be delivered in exchange for a tender of old notes would not equal $2,000 or an integral multiple of $1,000 in excess thereof, the principal amount of such new notes will be rounded down to $2,000 or the nearest integral multiple of $1,000 in excess thereof.

If less than all of the old notes represented by any submitted physical certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of old notes to be tendered in the box above labeled “Description of Old Notes Tendered” under “Principal Amount Tendered.” A reissued certificate representing the balance of old notes not tendered will be sent to such tendering holder, unless otherwise provided in the appropriate boxes in this Letter of Transmittal, promptly after the Expiration Date. All of the old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

5.	Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter of Transmittal is signed by the registered holder of the old notes tendered hereby, the signature must correspond exactly with the name as written on DTC’s security position listing, or as written on the face of the certificates, without any change whatsoever.

If any tendered old notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered old notes are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal, or facsimiles thereof, as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered holder(s) of the old notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new notes are to be issued, or any old notes not exchanged are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) or bond powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of any certificates specified herein, such certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder(s) appear(s) on DTC’s security position listing or the certificates, and signatures on such certificates or bond powers must be guaranteed by an Eligible Institution. Signatures on such certificates or bond powers must be accompanied by such opinions of counsel, certifications and other information as the Company may require.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Signatures on the Letter of Transmittal need not be guaranteed by an Eligible Institution if the old notes are tendered (a) by a registered holder of old notes (which term, for purposes of the Exchange Offers, includes any participant in DTC whose name appears on a security position listing as the holder of such old notes) who has not completed the box labeled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” in this Letter of Transmittal, or (b) for the account of an Eligible Institution.

As used herein and in the Prospectus, “Eligible Institution” means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as “an eligible guarantor institution,” including (as such terms are defined therein) (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association.

6.	Special Issuance and Payment Instructions and Special Delivery Instructions.

Tendering holders of old notes should indicate in the applicable box the name and address or the DTC participant account name and number to which new notes issued pursuant to the Exchange Offers, and/or substitute certificates evidencing, or principal amounts of, old notes not exchanged are to be issued or sent, if different from the name or address or the DTC participant account name and number of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification (“TIN”) or Social Security number of the person named must also be indicated and such person named must properly complete a Substitute Form W-9, a Form W-8BEN, a Form W-8BEN-E, a Form W-8ECI or a Form W-8IMY. Holders tendering old notes by book-entry transfer may request that old notes not exchanged be credited to such account maintained at DTC as such holder may designate in the box above labeled “Special Issuance and Payment Instructions.” If no such instructions are given, such old notes not exchanged will be returned to the name and address or the DTC participant account name and number of the registered holder signing this Letter of Transmittal.

7.	Transfer Taxes.

Tendering holders of old notes will not be obligated to pay any transfer taxes in connection with a tender of their old notes for exchange unless a holder instructs the Company to issue new notes in the name of, or requests that old notes not accepted in the Exchange Offers be returned to, a person other than the registered holder tendering, in which event the registered holder tendering will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such registered holder.

8.	Information Reporting and Backup Withholding.

Each tendering holder (or other recipient of any new notes specified in the box above labeled “Special Issuance and Payment Instructions”) is required to provide the Exchange Agent with a correct TIN, generally the holder’s Social Security or Federal Employer Identification Number for U.S. holders, and with certain other information, on Substitute Form W-9, which is provided below, and to certify that the holder (or other person) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering holder (or other person) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding. The box in Part 2 of the Substitute Form W-9 may be checked if the tendering holder (or other person) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold federal income tax on all reportable payments at the prescribed rate, if any, until a TIN is provided to the Exchange Agent. If the old notes are registered in more than one name or are not in the name of the actual owner, see the section of this Letter of Transmittal under the heading “Guidelines for Request for Taxpayer Identification Number on Substitute Form W-9” for information on which TIN to report. Non-U.S. holders must complete and submit an IRS Form W-8BEN, or other applicable IRS Form, signed under penalties of perjury, attesting to the holder’s non-U.S. status. The Company reserves the right in its sole discretion to take whatever steps are necessary to comply with the Company’s obligations regarding backup withholding.

9.	Waiver of Conditions.

The Company reserves the absolute right to waive satisfaction of the conditions described in the Prospectus to the extent legally permitted. See the information under the heading “The Exchange Offers—Conditions” in the Prospectus.

10.	No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of old notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their old notes.

Although the Company intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give any such notice.

11.	Mutilated, Lost, Stolen or Destroyed Old Notes.

Any holder whose old notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated herein for further instructions.

12.	Withdrawal of Tenders.

Tenders of old notes may be withdrawn at any time prior to the Expiration Date, but not thereafter, unless the Expiration Date is extended by the Company or otherwise required by law, and only in accordance with the procedures set forth under the heading “The Exchange Offers—Withdrawal of Tenders” in the Prospectus. Contact the Exchange Agent for a form of withdrawal and revocation.

13.	Validity of Tenders.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal or revocation of tendered old notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any and all old notes not properly tendered, or any old notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects or irregularities in, or conditions of, any tenders as to particular old notes. The Company’s interpretation of the terms and conditions of the Exchange Offers (including this Letter of Transmittal) will be final and binding on all parties.

14.	Requests for Assistance.

Questions and requests for assistance relating to the procedure for tendering may be directed to the Exchange Agent, at the addresses and telephone numbers indicated on the last page of this Letter of Transmittal.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)
Business name, if different from above
Check appropriate box: ☐ Individual ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding
City, state, and ZIP code

Part I	Taxpayer Identification Number (TIN)

Enter your TIN on the appropriate line. The TIN provided must match the name given on the top line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see “What Number to Give the Requester” in the attached Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9. For other entities, it is your employer identification number (EIN). If you do not have a number, see “Obtaining a Number” in the attached Guidelines.

Note. If the account is in more than one name, see “What Number to Give the Requester” in the attached Guidelines for instructions on whose number to enter.

Social Security Number
or
Employer Identification Number

Part II	Certification

Under penalties of perjury, I certify that:

1.     The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

2.     I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.     I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here	Signature of g U.S. person	Date g

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFERS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

WHAT NUMBER TO GIVE THE REQUESTER.—A social security number (SSN) has nine digits separated by two hyphens (i.e. 000-00-0000). An employer identification number (EIN) has nine digits separated by only one hyphen (i.e. 00-0000000). The table will help determine the proper number to give the payer.

For this type of account:	Give the SSN of:
1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5. Sole proprietorship or disregarded entity owned by an individual	The owner(3)

For this type of account:	Give the EIN of:
6. Disregarded entity not owned by an individual	The owner

7. A valid trust, estate, or pension trust	The legal entity(4)

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the Internal Revenue Service (“IRS”) encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

(Page 2)

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (TIN), apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Businesses Topics. You can get Form SS-4 from the IRS by visiting www.irs.gov or by calling 1-800- TAX-FORM (1-800-829-3676).

If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number. If you do not have an individual taxpayer identification number, use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for one. You can get Form W-7 from the IRS by visiting www.irs.gov or by calling 1-800-TAX- FORM (1-800-829-3676).

If you do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester.

Note. Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

●	An organization exempt from tax under Section 501(a) of the Internal Revenue Code, any IRA where the payor is also a trustee or custodian or a custodial account under Section 403(b)(7) of the Internal Revenue Code if the account satisfies the requirements of Section 401(f)(2) of the Internal Revenue Code.
●	The United States or any of its agencies or instrumentalities.
●	A State, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.
●	A foreign government or any of its political subdivisions, agencies or instrumentalities.
●	An international organization or any of its agencies or instrumentalities.
●	A corporation.
●	A foreign central bank of issue.
●	A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States.
●	A real estate investment trust.
●	An entity registered at all times during the tax year under the Investment Company Act of 1940.

Other payees that may be exempt from backup withholding include:

●	A middleman known in the investment community as a nominee or custodian.
●	A trust exempt from tax under Section 664 of the Internal Revenue Code or described in Section 4947 of the Internal Revenue Code.

If you are exempt, enter your name and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

PRIVACY ACT NOTICE

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% (or other rate specified by the Internal Revenue Code) of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

PENALTIES

●	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
●	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
●	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
●	Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon Trust Company, N.A.

By Mail, Hand or Overnight

Courier:

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Pamela Adamo

Tel: 315-414-3317

By Facsimile (for Eligible Institutions only):

The Bank of New York Mellon Trust Company, N.A, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

Attn: Pamela Adamo

Fax: 732-667-9408

Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Prospectus may be directed to the Exchange Agent at its telephone numbers or addresses set forth above.